Exhibit 5.1

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October 30, 2013
The LGL Group, Inc.
2525 Shader Road
 Orlando, Florida 32804
Re:	The LGL Group, Inc. Registration Statement on Form S-3
Gentlemen:
We have acted as counsel to The LGL Group, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (File No. 333-191269) (the "Registration Statement") relating to the registration of the resale by the selling stockholders named in the Registration Statement of an aggregate of up to (i) 350,902 shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), (ii) 1,754,510 warrants to purchase Common Stock (the "Warrants"), and (iii) 70,181 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"). This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act").
We advise you in rendering the opinions expressed below, we have examined executed originals or copies certified or otherwise identified to our satisfaction of the following documents: (i) the Registration Statement; (ii) the prospectus forming a part of the Registration Statement (the "Prospectus"); (iii) the Warrant Agreement, dated as of July 30, 2013 (the "Warrant Agreement"), among the Company, Computershare Inc. and Computershare Trust Company, N.A.; and (iv) the Certificate of Incorporation and the By-laws of the Company, each as amended to date. In addition, we have examined and relied upon such corporate records of the Company, and have made such examination of law, as we have deemed necessary or appropriate for purposes of the opinions expressed below. We have assumed for purposes of rendering the opinions set forth herein, without any verification by us:
(a)
The genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by the Company are accurate and complete.

(b)
That the Warrant Agreement has been duly authorized, executed and delivered by each party thereto (other than the Company) and that each such party has full power, authority and legal right to enter into and perform the terms and conditions of the Warrant Agreement to be performed by it, that the representations and warranties of each such party as set forth in the Warrant Agreement when made were, and on the date hereof are, true and complete, and that the Warrant Agreement constitutes a legal, valid and binding obligation of each such party, enforceable against it in accordance with its terms.

On the basis of the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we advise you that in our opinion:
1.
The Shares and the Warrants have been duly and validly issued and are fully paid and non-assessable, and the Warrant Shares when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable.

2.
The Warrants constitute valid and binding obligations of the Company under the laws of the State of Delaware, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

We are members of the Bar of the State of New York. We express no opinion as to the effect of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware (exclusive of court decisions and regulations interpreting the same) and the Federal laws of the United States of America, each as in effect on the date hereof.
This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We assume no obligation to revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,

/s/ Olshan Frome Wolosky LLP

 OLSHAN FROME WOLOSKY LLP